UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2018
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000
Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement

On February 7, 2018, The Hain Celestial Group, Inc. (the “Company”) issued a press release announcing that it had entered into the Third Amended and Restated Credit Agreement, dated February 6, 2018 (the “Amended Credit Agreement”) among the Company, Hain Pure Protein Corporation (“HPPC”), certain other wholly-owned Subsidiaries of the Company (including HPPC, each a “Designated Borrower” and, together with the Company, the “Borrowers”) Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer, Bank of America Merrill Lynch International Limited and Bank of America, N.A., Canada Branch, as Global Swing Line Lenders, Wells Fargo Bank, N.A. and Citizens Bank, N.A., as Co-Syndication Agents, Farm Credit East, ACA and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, and the other lenders party thereto (the “Lenders”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms on the Amended Credit Agreement.

The Amended Credit Agreement provides for the extension of the Company’s existing $1 billion unsecured revolving credit facility, and provides for an additional $300 million term loan. Under the Amended Credit Agreement, the credit facility may be increased by an additional uncommitted $400 million, provided certain conditions are met. Borrowings under the Amended Credit Agreement may be used to provide working capital, finance capital expenditures and permitted acquisitions, refinance existing indebtedness and for other lawful corporate purposes. The Amended Credit Agreement amends and restates the Second Amended and Restated Credit Agreement, dated December 12, 2014, among the Company, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, Bank of America Merrill Lynch International Limited, as Global Swingline Lender, Well Fargo Bank, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., Citizens Bank, N.A. and Farm Credit East, ACA, as Documentation Agents, and the other lenders party thereto (the “Existing Credit Agreement”).

The obligations under the Amended Credit Agreement are guaranteed by certain existing and future domestic subsidiaries of the Company. The Amended Credit Agreement will terminate and all amounts outstanding thereunder will be due and payable on February 6, 2023. The Amended Credit Agreement provides for multicurrency borrowings in Euros, Pounds Sterling, Canadian Dollars as well as other currencies which may be designated. In addition, certain wholly-owned foreign subsidiaries of the Company may be designated as co-borrowers.

The Credit Agreement provides that loans will bear interest at the following rates: (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each U.S. Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iv) each Global Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the overnight Eurocurrency Rate for Credit Extensions denominated in the applicable Alternative Currency plus the Applicable Rate. The Applicable Rate will be determined in accordance with a leverage-based pricing grid, as set forth in the Amended Credit Agreement. Each U.S. Swing Line Loan shall be a Base Rate Loan, and each Global Swing Line Loan shall be a Loan that bears interest based on (x) in the case of Global Swing Line Loans denominated in Canadian Dollars, the Canadian Prime Rate and (y) in the case of Global Swing Line Loans denominated in any other Alternative Currency, the applicable Overnight Rate for Credit Extensions denominated in Alternative Currency. Additionally, the Amended Credit Agreement contains a Commitment Fee on the amount unused under the Amended Credit Agreement ranging from 0.20% to 0.30% per annum. Such Commitment Fee will be determined in accordance with a leverage-based pricing grid, as set forth in the Amended Credit Agreement. Until the Company delivers its compliance certificates for the fiscal quarter ended March 31, 2018, the Applicable Rate for Eurocurrency Rate Loans, Global Swing Line Loans and Letters of Credit will be 1.50% per annum, the Applicable Rate for Base Rate loans will be 0.50% per annum, and the Commitment Fee for unused amounts will be 0.275% per annum.

The Amended Credit Agreement contains restrictive covenants usual and customary for facilities of its type, which include, with specified exceptions, limitations on the Company’s ability to engage in certain business activities, incur debt and liens, make capital expenditures, pay dividends or make other distributions, enter into affiliate transactions, consolidate, merge or acquire or dispose of assets, and make certain investments, acquisitions and loans. The Amended Credit Agreement also requires the Company to satisfy certain financial covenants, such as maintaining a consolidated interest coverage ratio of no less than 4.00 to 1.00 and a consolidated leverage ratio of no more than 3.50 to 1.00. The maximum consolidated leverage ratio is subject to a step-up to 4.00 to 1.00 for the four full fiscal quarters following certain acquisitions.

Obligations under the Amended Credit Agreement may be declared due and payable upon the occurrence of certain events of default, as defined in the Amended Credit Agreement, including failure to pay any principal when due and payable, failure to pay interest within three (3) days after due, failure to comply with any covenant or representation of any loan document, any change of control, cross-defaults and certain other events as set forth in the Amended Credit Agreement, which are subject to grace period in some cases.

The foregoing description of the Amended Credit Agreement is not complete and is qualified in its entirety by the terms and provisions of the Amended Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release described above is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1
Third Amended and Restated Credit Agreement, dated February 6, 2018 among the Company, Hain Pure Protein Corporation, certain other wholly-owned Subsidiaries of the Company, Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer, Bank of America Merrill Lynch International Limited and Bank of America, N.A., Canada Branch, as Global Swing Line Lenders, Wells Fargo Bank, N.A. and Citizens Bank, N.A., as Co-Syndication Agents, Farm Credit East, ACA and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, and the other lenders party thereto.

99.1	Press Release of the Hain Celestial Group, Inc. dated February 7, 2018

EXHIBIT INDEX

Exhibit No.	Description
10.1
Third Amended and Restated Credit Agreement, dated February 6, 2018 among the Company, Hain Pure Protein Corporation, certain other wholly-owned Subsidiaries of the Company, Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer, Bank of America Merrill Lynch International Limited and Bank of America, N.A., Canada Branch, as Global Swing Line Lenders, Wells Fargo Bank, N.A. and Citizens Bank, N.A., as Co-Syndication Agents, Farm Credit East, ACA and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, and the other lenders party thereto.

99.1	Press Release of the Hain Celestial Group, Inc. dated February 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: February 12, 2018

THE HAIN CELESTIAL GROUP, INC. (Registrant)

By:	/s/ James Langrock
Name:	James Langrock
Title:	Executive Vice President and Chief Financial Officer